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                                                                     EXHIBIT 5.1

                            ThermoTrex Corporation
                          10455 Pacific Center Court
                       San Diego, California 92121-4339

                          Thermo Electron Corporation
                                81 Wyman Street
                       Waltham, Massachusetts 02254-9046

                                September 3, 1997

ThermoTrex Corporation
10455 Pacific Center Court
San Diego, California 92121-4339

Thermo Electron Corporation
81 Wyman Street
Waltham, Massachusetts 02254-9046


     Re:  Registration Statement on Form S-3; $250,000,000
          Aggregate Principal Amount of Securities of ThermoTrex Corporation
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Dear Sirs:

     I am General Counsel to ThermoTrex Corporation, a Delaware corporation (the "Company") and Thermo Electron Corporation, a Delaware corporation (the "Guarantor"), and have acted as their counsel in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $250,000,000 aggregate principal amount of (i) common stock, par value $.01 per share (the "Common Stock"), of the Company, (ii) debt securities (the "Debt Securities") of the Company, which may be either senior debt securities or subordinated debt securities, consisting of debentures, notes and/or other unsecured evidences of indebtedness, (iii) the guarantees (the "Guarantees") of the Debt Securities by the Guarantor, and (iv) common stock, par value $1.00 per share (the "Guarantor Common Stock" and, collectively with the Common Stock, the Debt Securities, and the Guarantees, the "Securities"), of the Guarantor, which may be delivered upon conversion of the Debt Securities, on a Registration Statement on Form S-3 (the "Registration Statement") to be filed today with the Securities and Exchange Commission (the "Commission"), and the offering of such Securities from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement").

     I or a member of my staff have reviewed the corporate proceedings taken by the Company and the Guarantor with respect to the authorization of the issuance of the Securities. I or a member of my staff have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other
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instruments of the Company and the Guarantor, and have made investigations of law and have discussed with the Company's and the Guarantor's representatives questions of fact that I or a member of my staff have deemed necessary or appropriate.

     I express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the Delaware General Corporation Law and the laws of the Commonwealth of Massachusetts.

     Based on the foregoing, I am of the opinion that, when specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof and by the Guarantor's Board of Directors or an authorized committee thereof ("Authorizing Resolutions"), and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with the Authorizing Resolutions, and upon receipt by the Company of the consideration provided for in the Authorizing Resolutions, the Securities will be legally issued, fully paid and nonassessable, and in the case of Debt Securities and Guarantees, binding obligations of the Company and the Guarantor, respectively, enforceable against the Company and the Guarantor, respectively, in accordance with their respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, and the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

     To the extent that the obligations of the Company and the Guarantor under the Indentures referred to in the Registration Statement may be dependent upon such matters, I assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indentures; that the Indentures will have been duly authorized, executed and delivered by the Trustee and will constitute the legally valid, binding and enforceable obligations of the Trustee enforceable against the Trustee in accordance with their terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indentures, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indentures.
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     I hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement, including any amendments thereto, and to the use of my name under the caption "Legal Opinion" in the prospectus constituting a part thereof.

                                                  Sincerely,

                                                  /s/ Seth H. Hoogasian
                                                  ______________________________
                                                  Seth H. Hoogasian
                                                  General Counsel